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                                                                    EXHIBIT 10.9

                                                                        #2002-47

                            AGREEMENT BY AND BETWEEN
                     OHIO LEGACY BANK, NATIONAL ASSOCIATION
                                  WOOSTER, OHIO
                                     and the
                    OFFICE OF THE COMPTROLLER OF THE CURRENCY

         OHIO LEGACY BANK, NATIONAL ASSOCIATION, WOOSTER, OHIO (Bank) and the Comptroller of the Currency of the United States of America (Comptroller) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

         The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination, dated January 28, 2002 (ROE).

         In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (Board), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                    ARTICLE I

                                  JURISDICTION

         (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. Section 1818(b)(1).

         (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. Section 1818(e)(1) and 12 U.S.C. Section 1818(i)(2).

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         (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. Section 5.51(c)(6)(ii). See 12 U.S.C. Section 1831i.

         (4) This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C.Section 1818(u)(1)(A).

         (5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

         Lance J. Ciroli
         Assistant Deputy Comptroller
         Cleveland Field Office
         3 Summit Park Drive, Suite 530
         Independence, OH   44131-6900

                                   ARTICLE II

                              COMPLIANCE COMMITTEE

         (1) Within fifteen (15) days, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than two (2) shall be an employee of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. Section 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

         (2)      The Compliance Committee shall meet at least monthly.

         (3) Within thirty (30) days of the appointment of the Committee and every thirty (30) days thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

                  (a) actions taken to comply with EACH Article of this Agreement; and

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                  (b)      the results of those actions.

         (4) Within ten (10) days of receiving the first monthly Report required in paragraph (3) of this Article and quarterly thereafter the Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller.

                                   ARTICLE III

                                 STRATEGIC PLAN

         (1) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure adherence to a written strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development, off-balance sheet activities, and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

                  (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

                  (b) an assessment of the Bank's present and future operating environment;

                  (c) the development of strategic goals and objectives to be accomplished over the short and long term;

                  (d) action plans to accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

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                  (e)      an identification of the Bank's present and future
                           product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

                  (f) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

                  (g) a management employment and succession program to promote the retention and continuity of capable management;

                  (h) product line development and market segments that the Bank intends to promote or develop;

                  (i) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

                  (j) control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank's operating environment;

                  (k) specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank's operating environment; and

                  (l) a process to monitor, review, and evaluate the Bank's progress in meeting the plan's goals and objectives and to periodically evaluate and reassess the strategic plan.

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         (2)      Upon adoption, a copy of the plan shall be forwarded to the
Assistant Deputy Comptroller for review.

         (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

                                   ARTICLE IV

                                  STAFFING PLAN

         (1) Within sixty (60) days of the adoption of the Strategic Plan required in Article III, the Board shall develop a Staffing Plan that is consistent with the goals and objectives established in the Strategic Plan and that accomplishes the overall risk profile established for the Bank. At a minimum, the Staffing Plan will consist of the following:

                  (a) identification of the skills and expertise needed to develop, market, and administer in a safe and sound manner the product lines identified in the strategic plan;

                  (b) identification of the skills and expertise of the Bank's current staff; and

                  (c) comparison of the current staff's skills and expertise identified in (1) (b) of this Article to the skills and expertise identified in (1)(a) of this Article as necessary to develop, market, and administer in a safe and sound manner the product lines that will be utilized in accomplishing the Bank's goals and objectives.

         (2) Within sixty (60) days of the development of the Staffing Plan, the Board will implement the plan and direct any changes necessary to provide the Bank with a staff that

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possesses the skills and expertise identified in subparagraph (1)(a) of this
Article. Thereafter the Board will ensure that the Bank adheres to the staffing plan.

         (3) Upon completion of the actions required by (1)(c), the Board will provide a copy of its staffing plan to the Assistant Deputy Comptroller for review.

                                   ARTICLE V

                        CAPITAL PLAN AND HIGHER MINIMUMS

         (1) The Bank shall achieve by June 30, 2002, and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):

                  (a) Tier 1 capital at least equal to eleven percent (11%) of risk-weighted assets;

                  (b) Tier 1 capital at least equal to eight percent (8%) of adjusted total assets.

         (2) The requirement in this Agreement to meet and maintain a specific capital level means that the Bank may not be deemed to be "well capitalized" for purposes of 12 U.S.C.Section 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. Section 6.4(b)(1)(iv).

         (3) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year capital program. The program shall include:

                  (a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraph (1);

                  (b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off- balance sheet activities;

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                  (c)      projections of the sources and timing of additional
                           capital to meet the Bank's current and future needs;

                  (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

                  (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

                  (f) a dividend policy that permits the declaration of a dividend only:

                           (i) when the Bank is in compliance with its approved capital program;

                           (ii) when the Bank is in compliance with 12 U.S.C. Sections 56 and 60; and

                           (iii) with prior written notification to the Assistant Deputy Comptroller.

         (4) Upon completion, the Bank's capital program shall be submitted to the Assistant Deputy Comptroller for prior determination of no supervisory objection. Upon notification by the Assistant Deputy Comptroller of no supervisory objection to the capital program, the Board shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

         (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

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                                   ARTICLE VI

                            ASSET GROWTH RESTRICTION

         (1) Effective immediately, the Board shall not permit the Bank's average total assets during any calendar quarter, as reported on Line 9 of Schedule RC-K of the Consolidated Reports of Condition and Income, to exceed the Bank's average total assets during the preceding calendar quarter by more than five (5) percent.

         (2) The provisions of paragraph (1) of this Article shall apply until:

                  (a) the Assistant Deputy Comptroller has notified the bank of no supervisory objection to the capital program submitted pursuant to Article V, and

                  (b) the Assistant Deputy Comptroller has notified the Bank that it has achieved compliance with Article III, Strategic Plan, and Article IV, Staffing Plan.

                                  ARTICLE VII

                         MANAGEMENT INFORMATION SYSTEMS

         (1) Within ninety (90) days, the Board shall establish a management information system (MIS) program designed to provide the Board with adequate, accurate, and timely information about the Bank's operations and activities. The Board's MIS program shall be consistent with the guidance set forth in the OCC booklet Red Flags in Board Reports: A Guide for Directors, dated September 2000, and shall require that the Board receive and evaluate timely and accurate information sufficient to:

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                  (a)      ensure that the bank operates in a safe and sound
                           manner;

                  (b) ensure that risks to the Bank are properly controlled;

                  (c)      determine management's compliance with
                           Board-established policies, procedures, and risk parameters (including, but not limited to, the policy limitations and parameters identified on pages 21-23 and page 44 of the ROE);

                  (d) identify ratios or trends that may signal existing or potential problems.

         (2) The MIS program shall include a requirement that the Board receive regular reports on the following areas:

                  (a)      Financial performance;

                  (b)      Loan portfolio management;

                  (c)      Liquidity risk management;

                  (d)      Interest rate risk management;

                  (e)      Investment portfolio management;

                  (f)      Off-balance-sheet activities;

                  (g)      Audits and internal control; and

                  (h)      Consumer compliance.

         (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the MIS program developed pursuant to this Article.

         (4) The Board shall submit a copy of the program to the Assistant Deputy Comptroller.

                                  ARTICLE VIII

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                              INTERNAL LOAN REVIEW

         (1) Within thirty (30) days, the Board shall employ or designate a sufficiently experienced and qualified person(s) or firm to ensure the timely and independent identification of problem loans and leases.

         (2) Within forty-five (45) days, the Board shall establish an effective, independent and on-going loan review system to review, at least quarterly, the Bank's loan and lease portfolios to assure the timely identification and categorization of problem credits. The system shall provide for a written report to be filed with the Board after each review and shall use a loan and lease grading system consistent with the guidelines set forth in the Loan Portfolio Management and Rating Credit Risk booklets of the Comptroller's Handbook. Such reports shall, at a minimum, include conclusions regarding:

                  (a)      the overall quality of the loan and lease portfolios;

                  (b) the identification, type, rating, and amount of problem loans and leases;

                  (c) the identification and amount of delinquent loans and leases;

                  (d)      credit and collateral documentation exceptions;

                  (e) the identification and status of credit related violations of law, rule or regulation;

                  (f) the identity of the loan officer who originated each loan reported in accordance with subparagraphs (b) through (e) of the Article, the loan officer's most recent rating of the loan, and the date of that rating;

                  (g)      concentrations of credit;

                  (h) loans and leases to executive officers, directors, principal shareholders (and their related interests) of the Bank; and

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                  (i)      loans and leases not in conformance with the Bank's
                           lending and leasing policies, and exceptions to the Bank's lending and leasing policies.

         (3) A written description of the system called for in this Article shall be forwarded to the Assistant Deputy Comptroller upon implementation.

         (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

         (5) The Board shall evaluate the internal loan and lease review report(s) and shall ensure that immediate, adequate, and continuing remedial action, if appropriate, is taken upon all findings noted in the report(s).

         (6) A copy of the reports submitted to the Board, as well as documentation of the action taken by the Bank to collect or strengthen assets identified as problem credits, shall be preserved in the Bank.

                                   ARTICLE IX

                        CREDIT AND COLLATERAL EXCEPTIONS

         (1) Within sixty (60) days the Board shall obtain current and satisfactory credit information on all loans lacking such information, including those listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

         (2) Within sixty (60) days the Board shall ensure proper collateral documentation is maintained on all loans and correct each collateral exception listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of

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loans lacking such information provided to management by the National Bank
Examiners at the conclusion of an examination.

         (3) Effective immediately, the Bank may grant, extend, renew, alter or restructure any loan or other extension of credit only after:

                  (a) documenting the specific reason or purpose for the extension of credit;

                  (b) identifying the expected source of repayment in writing;

                  (c) structuring the repayment terms to coincide with the expected source of repayment;

                  (d) obtaining and analyzing current and satisfactory credit information, including cash flow analysis, where loans are to be repaid from operations;

                           (i) Failure to obtain the information in (3)(d) shall require a majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in
                                    (3)(d) would be detrimental to the best
                                    interests of the Bank.

                           (ii) A copy of the Board certification shall be maintained in the credit file of the affected borrower(s). The certification will be reviewed by this Office in subsequent examinations of the Bank; and

                  (e) documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank's lien on it where applicable.

                                    ARTICLE X

                          INFORMATION SECURITY PROGRAM

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         (1)      Within ninety (90) days, the Board shall develop, adopt, and ensure adherence to an Information Security Program that meets the requirements of 12 C.F.R. Part 30, Appendix B, and is commensurate with the size, complexity, and risk environment of the Bank.

         (2) The Board shall submit a copy of the program to the Assistant Deputy Comptroller.

         (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                   ARTICLE XI

                                    CLOSING

         (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

         (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

         (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

         (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are

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amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

         (5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall: (i) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement; (ii) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement; (iii) follow-up on any non-compliance with such actions in a timely and appropriate manner; and (iv) require corrective action be taken in a timely manner of any non-compliance with such actions.

         (6) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. Section 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. Section 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

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         IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.

/s/ Lance J. Ciroli                                                      6-18-02
--------------------------                                               -------
Lance J. Ciroli                                                          Date
Assistant Deputy Comptroller
Cleveland Field Office

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         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting
Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/                                                                    6/18/02
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D. William Allen                                                       Date

/s/                                                                    6/18/02
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William T. Baker                                                       Date

/s/                                                                    6/18/02
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Robert F. Belden                                                       Date

/s/                                                                    6/18/02
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J. Edward Diamond                                                      Date

/s/                                                                    6/18/02
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L. Dwight Douce                                                        Date

/s/                                                                    6/18/02
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Scott J. Fitzpatrick                                                   Date

/s/                                                                    6/18/02
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Randy G. Jones                                                         Date

/s/                                                                    6/18/02
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Gregory A. Long                                                        Date

/s/                                                                    6/18/02
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Benjamin M. Mast                                                       Date

/s/                                                                    6/18/02
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Michael D. Meenan                                                      Date

/s/                                                                    6/18/02
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Steven G. Pettit                                                       Date

/s/                                                                    6/18/02
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Daniel H. Plumly                                                       Date

/s/                                                                    6/18/02
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Thomas W. Schervish                                                    Date

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